SECOND AMENDMENT TO AGREEMENT

     This amendment to the Amendment to Agreement dated August 22, 1997 between eSoft, Inc. (the "Company") and Transition Partners, Ltd. ("Consultant") is entered into as of the 11th day of November, 1997 (the "Second Amendment")


                                   RECITALS

      A. The Company and Consultant entered into a letter of agreement dated October 14, 1996 (the "Original Agreement Letter") which was amended by a letter of agreement dated May 6, 1997 extending the term of the Original Engagement Letter for an additional six months, to October 15, 1997 and was further amended by the Amendment to Agreement dated August 22, 1997 between the Company and Consultant pursuant to which promissory notes were issued by the Company to Consultant (the "Amendment to Agreement")

      B. The Company and Consultant desire to modify the terms of said promissory notes, including extending the dates when the promissory notes are due.


                                  AGREEMENT

      The undersigned parties hereby agree as follows:

      1.    Amendments.

            (a) Section 3(b) of the Amendment to Agreement is hereby deleted in its entirety and in replace thereof is the following:

                  "(b) Concurrent with the execution of this Agreement, the
            Company shall deliver a promissory note in the amount of $41,000, bearing no interest until due, payable on January 2, 1999 and paying interest at the rate of 12 percent per annum after maturity. If an initial public offering of the Company's Common Stock is consummated with proceeds of at least one million dollars to the Company, the $41,000 promissory note shall be due 30 days after the offering. The Company may, at its option, satisfy the note by delivery to Consultant of shares of common stock, valued at the initial public offering price, equal to the face amount of the note.

            (b) Section 3(c) of the Amendment to Agreement is hereby deleted in its entirety and in replace thereof is the following:

                  "(c) Concurrent with the execution of this Agreement, the
            Company shall deliver a promissory note in the amount of $75,000, bearing no interest until due,



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            payable on January 2, 1999 and paying interest at the rate of 12 percent per annum after maturity. If an initial public offering of the Company's Common Stock is consummated with proceeds of at least one million dollars to the Company, the $75,000 promissory note shall be due 30 days after the offering. The Company, may at its option, satisfy the note by delivery to Consultant of shares of common stock, valued at the initial public offering price, equal to the face amount of the note.

      2. Acknowledgments. The Company and Consultant acknowledge that the foregoing amendments supersede and replace Sections 3(b) and 3(c) of the Amendment to Agreement as if the foregoing amendments had been included in the Amendment to Agreement when executed.

      3. Governing Law. This Second Amendment shall be interpreted and construed in accordance with the laws of the State of Colorado.


                                  SIGNATURES

      IN WITNESS WHEREOF, Consultant and the Company have caused this Second Amendment to be executed and delivered as of the first date mentioned above.

                                   THE COMPANY:

                                   eSOFT, INC.


                                   By: /s/Philip L. Becker
                                      -----------------------------------------
                                       Philip L. Becker, President

                                   THE CONSULTANT:

                                   TRANSITION PARTNERS, LTD.


                                   By: /s/W. Terrance Schreier
                                      -----------------------------------------
                                       W. Terrance Schreier, President